UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2014

LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 4, 2014, LSB Financial Corp. (the “Registrant”) and Old National Bancorp (“Old National”) jointly announced the signing of a definitive agreement on June 3, 2014 (the “Agreement”) pursuant to which the Registrant will be merged with and into Old National (the “Merger”).  Simultaneously with the Merger, Lafayette Savings Bank, FSB, a federal savings bank and wholly-owned subsidiary of the Registrant, will merge with and into Old National Bank, a national banking association and wholly-owned subsidiary of Old National.

The Agreement provides that upon the effective date of the Merger (the “Effective Time”) each share of common stock of Registrant will become and be converted into the right to receive 2.269 shares of common stock of Old National (the “Exchange Ratio”) and $10.63 in cash (collectively, the “Merger Consideration”).  Notwithstanding the foregoing, if the consolidated shareholders’ equity of Registrant as of the end of the month prior to the Effective Time (after certain adjustments prescribed by the Agreement) is less than $40.0 million, the Exchange Ratio will be decreased to a quotient determined by dividing the Adjusted Purchase Price (defined below) by the total number of shares of Registrant common stock outstanding at the Effective Time and further dividing that by the Average ONB Closing Price (defined below).  The “Adjusted Purchase Price” is the Stock Purchase Price (defined below) less the difference between $40.0 million and the Registrant’s consolidated shareholders’ equity as of the end of the month prior to the Effective Time, multiplied by 150%.  The “Stock Purchase Price” is the Exchange Ratio in effect at the time of adjustment multiplied by the “Average ONB Closing Price” multiplied by the total number of shares of Registrant common stock outstanding at the Effective Time.  The Average ONB Closing Price is the average of the per-share closing prices of a share of Old National common stock during the ten trading days preceding the fifth calendar day preceding the Effective Time of the Merger.

The Registrant will have the right to terminate the Agreement if the average closing price of Old National common stock during a period of ten consecutive days preceding the date on which all required regulatory approvals (including any waiting period) and Registrant shareholder approval of the Merger have been received is less than $10.98 and Old National common stock underperforms the Nasdaq Bank Index by more than twenty percent, unless Old National were to elect to make a compensating adjustment to the Exchange Ratio.

Old National will have the right to terminate the Agreement if, as of the tenth day prior to the closing date, Registrant’s consolidated shareholders’ equity (as defined in the Agreement) is less than $37.5 million as of the end of the month prior to the closing.

At the Effective Time of the Merger, each option to purchase Registrant common stock will fully vest and be converted into the right to receive in cash the sum of the value of the Exchange Ratio (based on the Average ONB Closing Price) and $10.63 less the option exercise price, subject to the consent of option holders.

A copy of the Agreement is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Based on a $13.68 per share Old National Bancorp stock price on June 3, 2014, the transaction has an aggregate value of approximately $66.7 million.

Randolph F. Williams, President and CEO, will remain employed by Old National Bank following the Closing as Lafayette Market President.  Pursuant to Termination of Employment Agreements to be entered into on or before the closing of the Merger, he and Mary Jo David, the Registrant’s Chief Financial Officer, will receive the change of control payments to which they are entitled under their employment agreements at the closing of the Merger.

Concurrently with the execution of the Agreement, each of Registrant’s directors entered into a voting agreement with Old National under which the directors have agreed to vote their shares of Registrant common stock in favor of the Agreement and the Merger at the special meeting of Registrant’s shareholders at which these matters are to be considered.  Under the voting agreement, the directors have agreed not to transfer any shares of Registrant’s common stock they currently hold in an effort to avoid this agreement.  A copy of the voting agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Subject to certain terms and conditions, the board of directors of Registrant will recommend the approval and adoption of the Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Agreement from Registrant’s shareholders.  Registrant has agreed to pay Old National a termination fee of $3,000,000 upon termination of the Agreement if (1) Registrant’s Board of Directors fails to recommend the Merger to its shareholders, makes an adverse recommendation or enters into or announces a competing acquisition proposal, or fails to publicly reaffirm its recommendation of the Merger upon request of Old National; (2) Registrant’s shareholders vote against the Merger or a quorum is not convened, and 12 months later Registrant is acquired by a third party; or (3) the Agreement is terminated because the Merger is not consummated by March 31, 2015, and prior to that date an acquisition proposal was made to Registrant and Registrant closes it within 12 months after the termination of the Agreement.

The Merger will be accounted for as a purchase and is expected to close in the last quarter of 2014.  The Agreement has been approved by the boards of directors of Registrant and Old National.  However, the closing of the Merger is subject to other conditions, including the approval of the Merger by the shareholders of Registrant, the receipt of regulatory approvals, and the effectiveness of a registration statement to be filed by Old National with the Securities and Exchange Commission with respect to the common stock of Old National to be issued in the Merger.

Cautionary Statement

The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Registrant, or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Registrant’s or Old National’s respective public disclosures.

Pursuant to General Instruction F to Form 8-K, a press release issued jointly by Registrant and Old National is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger between LSB Financial Corp. and Old National Bancorp dated June 3, 2014
10.1	Voting Agreement dated June 3, 2014
99.1	Joint Press Release dated June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 4, 2014	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David, Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger between LSB Financial Corp. and Old National Bancorp dated June 3, 2014
10.1	Voting Agreement dated June 3, 2014
99.1	Joint Press Release dated June 4, 2014